INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-32989) of Northwest Natural Gas Company on Form S-3 of our report dated February 12, 1997, appearing in the Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP

          Portland, Oregon
          July 13, 1998